                               SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ / Preliminary Proxy Statement        / / Confidential, For Use of the
/X/ Definitive Proxy Statement             Commission Only (as permitted by
/ / Definitive Additional Materials             Rule 14a-6(e)(2))

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMMISSION FILE NO. 0-20047
                               ROYALE INVESTMENTS, INC.
                   (Name of Registrant as Specified in its Charter)

       (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
         ______________________________________________________________________
    (2)  Aggregate number of securities to which transaction applied: _________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________
         _________________
    (4)  Proposed maximum aggregate value of transaction: _____________________
    (5)  Total fee paid: ______________________________________________________

/ / Fee paid previously with preliminary materials:____________________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)  Amount Previously Paid: ______________________________________________
    (2)  Form, Schedule or Registration Statement No.: ________________________
    (3)  Filing Party: ________________________________________________________
    (4)  Date Filed: __________________________________________________________

                               ROYALE INVESTMENTS, INC.

                             ONE LOGAN SQUARE, SUITE 1105
                          PHILADELPHIA, PENNSYLVANIA  19103


                                   December 4, 1997


Dear Shareholder:

    I am pleased to invite you to attend a Special Meeting of Shareholders of Royale Investments, Inc., to be held at the Company's office, One Logan Square, Suite 1105, Philadelphia, Pennsylvania, on December 22, 1997, at 9:00 a.m. local time.

    At the Special Meeting you will be asked to vote to approve an amendment to the Company's Amended and Restated Articles of Incorporation to change the name of the Company. The accompanying material includes the Notice of the Special Meeting, the Proxy Statement which contains information about the matters to be acted upon at the Special Meeting, and the related Proxy.

    Whether or not you are able to attend the Special Meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

                                       Sincerely,

                                       ROYALE INVESTMENTS, INC.

                                       By /s/ Clay W. Hamlin, III
                                          -------------------------------
                                          Clay W. Hamlin, III
                                          President and Chief Executive Officer

                               ROYALE INVESTMENTS, INC.

                             ONE LOGAN SQUARE, SUITE 1105
                          PHILADELPHIA, PENNSYLVANIA  19103

             ____________________________________________________________

                      NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON DECEMBER 22, 1997
             ____________________________________________________________

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Royale Investments, Inc. (the "Company") will be held at the Company's office, One Logan Square, Suite 1105, Philadelphia, Pennsylvania on December 22, 1997 at 9:00 a.m. local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To consider and vote upon an amendment to the Amended and Restated Articles of Incorporation of the Company to change the name of the Company to Corporate Office Properties Trust, Inc.; and

         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on November 28, 1997, are entitled to notice of and to vote at the meeting. Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                                       Sincerely,

                                       ROYALE INVESTMENTS, INC.

                                       By /s/ Clay W. Hamlin, III
                                          ------------------------------------
                                          Clay W. Hamlin, III
                                          President and Chief Executive Officer

Philadelphia, Pennsylvania
December 4, 1997

                               ROYALE INVESTMENTS, INC.

                             ONE LOGAN SQUARE, SUITE 1105
                          PHILADELPHIA, PENNSYLVANIA  19103
             ____________________________________________________________

                 PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON DECEMBER 22, 1997
             ____________________________________________________________

                                     INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Royale Investments, Inc. (the "Company") for use at the Special Meeting of Shareholders to be held at the Company's office, One Logan Square, Suite 1105, Philadelphia, Pennsylvania on December 22, 1997 at 9:00 a.m. local time, and at any adjournment thereof. The Notice of Special Meeting, this Proxy Statement and the related Proxy are first being mailed to shareholders of the Company on or about December 4, 1997.

    Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company (hereinafter sometimes referred to as the "Board"). All shares of Common Stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the proposal to approve an amendment to the Amended and Restated Articles of Incorporation of the Company to change the Company's name. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

    When stock is held in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

    Any shareholder, who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to John Parsinen, Secretary, Royale Investments, Inc., One Logan Square, Suite 1105, Philadelphia, Pennsylvania 19103, prior to the vote at the Special Meeting, by written notice of revocation received by John Parsinen prior to the vote at the Special Meeting, or by appearing in person at the Special Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

    The Board has fixed the close of business on November 28, 1997, as the Record Date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, the Special Meeting. On November 14, 1997, there were 2,266,083 shares of Common Stock issued, outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date.

                       PROPOSAL TO APPROVE THE AMENDMENT TO THE
               AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE
            THE COMPANY'S NAME TO CORPORATE OFFICE PROPERTIES TRUST, INC.

    By action taken effective December 3, 1997, the Board of Directors adopted the following resolution, subject to approval by the shareholders at the Special Meeting of Shareholders.

    RESOLVED, that Article 1 of the Amended and Restated Articles of Incorporation of Royale Investments, Inc. (the "Company") shall be amended in its entirety to read as follows:

                                   "ARTICLE 1. NAME

    The name of the Corporation is CORPORATE OFFICE PROPERTIES TRUST,
    INC."

    The Board believes that the change in corporate name to Corporate Office Properties Trust, Inc. will better reflect the new office property focus of the Company following its acquisition of the Shidler Acquisition Properties, discussed in more detail below. See "Recent Transactions."

    Approval of the amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to be present and to vote at the Special Meeting. Abstensions and shares that are not voted will be counted as a negative vote. THE BOARD OF DIRECTORS CONSIDERS THIS AMENDMENT TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS AMENDMENT.

                                 RECENT TRANSACTIONS

    As reported on Current Form 8-K dated October 28, 1997, on October 14, 1997 the Company acquired a portfolio of 10 properties (the "Shidler Acquisition Properties") and the Mid-Atlantic suburban office operations of The Shidler Group, a national real estate investment firm. In the transactions (the "Shidler Transactions"), the Company became the sole general partner of and obtained a 20.6946% interest in FCO, L.P. ("FCO"), an operating partnership formed to acquire and hold the Shidler Acquisition Properties.

    The Shidler Acquisition Properties were acquired subject to mortgage indebtedness of $100 million. The loan is a non-recourse mortgage loan collateralized by the real estate assets of the Shidler Acquisition Properties. The loan provides for monthly payments of interest only at a fixed rate of 7.5% per annum. The loan matures on October 13, 2000 and provides for two one-year extension options, subject to certain conditions.

    In connection with the Shidler Transactions, the Company issued 600,000 Common Shares (valued at $5.50 per share, aggregate of $3.3 million) and FCO issued approximately 3.2 million common partnership units ("Common Units") (valued at $5.50 per unit, aggregate of $17.5 million) and 2.1 million preferred partnership units ("Preferred Units") (valued at $25.00 per unit, aggregate of $52.5 million). The Preferred Units may be converted, on or after, October 1, 1999, into 3.5714 Common Units for each Preferred Unit. Subject to certain conditions, beginning on September 1, 1998, Common Units are convertible into one Common Share (or an equivalent cash value, at the sole discretion of the Company) for each Common Unit. Mr. Clay W. Hamlin, III and Mr. Jay H. Shidler presently own, directly or through controlled partnerships, 994,447 and 737,706 Common Units, respectively. In addition, Mr. Hamlin and Mr. Shidler own, directly or through controlled partnerships, 854,335 and 736,908 Preferred Units. Certain Common Units and Preferred Units contain certain restrictions through November 2000.

    Concurrently with the Shidler Transactions, the Company issued 273,729 Common Shares (valued at $5.50 per share, aggregate of $1.5 million) in exchange for the assets of Crown Advisors, Inc. ("Crown"), an affiliate of the Company, previously acting as investment advisor to the Company and assisting in the management operations. The contract between Crown and the Company was terminated and the Company entered into a property management agreement with Glacier Realty, LLC ("Glacier"), all of the interests in which are owned by two current officers of the Company, one of whom is also a current director. Further, the Company retired 27,646 Common Shares previously held by Crown at the time it was acquired.

    The property management agreement with Glacier provides for Glacier to manage the seven net lease retail assets of the Company for a term of five years with a minimum fee of $250,000 per annum.

                     SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

    The following table contains certain information as of November 14, 1997, regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each current director and executive officer of the Company and (iii) the current directors and executive officers as a group, and as to the percentage of the outstanding shares held by them on such date. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares.

                                    SHARES
                                    BENEFICIALLY
                                    OWNED (1)       PERCENT OF CLASS
                                    ---------       ----------------
Clay W. Hamlin, III . . . . . . .    300,000(2)          13.24%
Jay H. Shidler  . . . . . . . . .    300,000(2)          13.24%
Vernon R. Beck  . . . . . . . . .    149,294(3)(4)        6.56%
John Parsinen . . . . . . . . . .    146,864(3)(4)        6.45%
Allen C. Gehrke . . . . . . . . .      5,250(5)            *
Kenneth S. Sweet, Jr. . . . . . .      --(2)               *
William H. Walton . . . . . . . .      --(2)               *
Kenneth D. Wethe  . . . . . . . .     10,224(4)            *
All Directors and
Executive Officers as
a Group (13 persons). . . . . . .    917,407(6)          39.62%
------------------------
*Represents less than one percent.

(1) Securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire Common Stock within 60 days.
(2) Does not include 2,500 shares of Common Stock each issuable upon exercise of options granted to Messrs. Hamlin, Shidler, Sweet and Walton on October 10, 1997 as they are not presently exercisable.
(3) Includes fifty percent of the 273,729 shares of Common Stock owned by Crown Advisor, Inc., which is owned equally by Messrs. Beck and Parsinen. The half share amounts have been rounded up in the case of Mr. Beck and rounded down in the case of Mr. Parsinen.
(4) Includes 10,000 shares of Common Stock each issuable upon exercise of presently exercisable options to Messrs. Beck, Parsinen and Wethe.
(5) Includes 5,000 shares of Common Stock issuable upon exercise of presently exercisable options.
(6) Includes 35,000 shares of Common Stock issuable upon exercise of presently exercisable options.

                            SHAREHOLDER PROPOSALS FOR THE
                         1998 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal for action at the next annual meeting of shareholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by December 31, 1997. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                    OTHER MATTERS

     The management of the Company is unaware of any other matters that are to be presented for action at the Special Meeting. Should any other matter properly come before the Special Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred by them in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

                                        Sincerely,

                                        ROYALE INVESTMENTS, INC.

                                        By /s/ Clay W. Hamlin, III
                                           ----------------------------------
                                           Clay W. Hamlin, III
                                           President and Chief Executive Officer


Philadelphia, Pennsylvania
December 4, 1997

                                        PROXY

                               ROYALE INVESTMENTS, INC.
                             ONE LOGAN SQUARE, SUITE 1105
                          PHILADELPHIA, PENNSYLVANIA  19103

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Clay W. Hamlin, III and Vernon R. Beck as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of Royale Investments, Inc. held of record by the undersigned on November 28, 1997, at the Special Meeting of Shareholders to be held on December 22, 1997, or any adjournment thereof.

     1.   TO APPROVE AN AMENDMENT TO THE RESTATED ARTICLES OF
          INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF THE
          COMPANY TO

               CORPORATE OFFICE PROPERTIES TRUST, INC.

          / /  FOR       / /  AGAINST   / /  ABSTAIN

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this Proxy will be voted for Proposal 1.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.

Dated:  December ____, 1997        --------------------------------------------
                                        Signature


                                   --------------------------------------------
                                        Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.